BUXTON & CLOUD
                          Certified Public Accountants
                              6440 Avondale Drive
                            Oklahoma City, OK 73116
                             Telephone 405-842-1120
                                Fax 405-842-1158
                           e-mail: tbuxton@swbell.net









                         CONSENT OF INDEPENDENT AUDTORS

     We consent to the use of our report dated May 8, 2003, with respect to the financial statements of Engineering and Materials Technology Corporation, an Oklahoma corporation, included in two Registration Statements (Form SB-2 and Form S-4) of EMTC International, Inc.




                              /s/  Buxton  &  Cloud

                              Buxton  &  Cloud

Oklahoma  City,  Oklahoma
October 29,  2003







                                                                   Exhibit 23.17
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